EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT
DATED 17 JULY 2023

relating to a loan note facility agreement originally dated 9 March 2023 (as amended and restated on 10 May 2023 and as further amended on 16 June 2023) between, among others, Babylon Holdings Limited as the Issuer and Kroll Trustee Services Limited as Trustee

BETWEEN (amongst others)
BABYLON HOLDINGS LIMITED (as the Issuer) BABYLON GROUP HOLDINGS LIMITED (as Issuer 2)

and
KROLL TRUSTEE SERVICES LIMITED acting as Trustee and Security Agent

KIRKLAND & ELLIS INTERNATIONAL LLP
30 St. Mary Axe
London EC3A 8AF
Tel: +44 (0)20 7469 2000
Fax: +44 (0)20 7469 2001
www.kirkland.com

EXECUTION VERSION
Table of Contents
Page

1 Interpretation	2
2 Amendment and restatement of the LOAN NOTE FACILITY Agreement	2
3 Representations	3
4 Guarantor and Security Confirmation	3
5 BABYLON GROUP HOLDINGS LIMITED AS ISSUER 2	3
6 Miscellaneous	4
7 Governing Law and Enforcement	4
SCHEDULE 1	2
SCHEDULE 2 Amended and Restated Loan Note Facility Agreement	3

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this "Agreement") is made on 17 July 2023
BETWEEN

(1)	BABYLON HOLDINGS LIMITED a public limited company incorporated and existing under the laws of Jersey registered at 13 Castle Street, St Helier, JE1 1ES, Jersey under number 115471 (the "Issuer");
(2)
BABYLON GROUP HOLDINGS LIMITED a limited liability company incorporated in the United Kingdom with company number 14707874 and with its registered office at 1 Knightsbridge Green, London, England, SW1X 7QA ("Issuer 2");

(3)	THE ORIGINAL OBLIGORS to the Loan Note Facility Agreement listed in Schedule 1 (Original Obligors) (the "Original Obligors");
(4)	KROLL TRUSTEE SERVICES LIMITED as trustee (the "Trustee"); and
(5)	KROLL TRUSTEE SERVICES LIMITED as security trustee and security agent for the Secured Parties (as defined in the Intercreditor Agreement) (the "Security Agent").
INTRODUCTION
(A)This Agreement is supplemental to and amends and restates the loan note facility agreement originally dated 9 March 2023 (as most recently amended and restated on 10 May 2023 and as further amended on 16 June 2023) between, among others, the Issuer and the Trustee (the "Loan Note Facility Agreement").
(B)The Finance Parties have agreed, subject to the terms of this Agreement, that Issuer 2 will issue, and the New Bridge Noteholders (2) will buy, $11,500,000 senior secured notes subject to the terms of a subscription agreement dated on or about the date hereof between, among others, Issuer 2 and the Trustee (the "Third Subscription Agreement"), and, to effect the issuance of the New Bridge Notes (2), to make certain amendments to the Loan Note Facility Agreement that have been requested by the Issuer.
(C)In accordance with Clause 22.2 (Amendments and Waivers) of the Loan Note Facility Agreement, the Trustee is authorised to enter into this Agreement on behalf of the Finance Parties.
(D)The Security Agent is a party to this Agreement to receive the benefit of the confirmations set out in Clause 2.2 (Continuing Effect) and has been instructed by the other Finance Parties to execute this Agreement.
(E)It is the intention of the parties that this Agreement is delivered by the Issuer, Issuer 2 and the Original Obligors as a deed on the date specified above and shall take effect as a deed notwithstanding the fact that the Trustee and the Security Agent have executed this Agreement under hand.

IT IS AGREED:
1INTERPRETATION
1.1Definitions and construction
(a)Save as provided to the contrary, terms defined in the Amended and Restated Loan Note Facility Agreement and/or Third Subscription Agreement (as applicable) shall have the same meaning when used in this Agreement, as the context requires.
(b)Clauses 1.2 (Construction), 21.2 (Subsequent costs), 22 (Amendments and Waivers), 22.5 (Waivers and remedies cumulative), 29 (Severability), 31 (Notices), and 35 (Enforcement) of the Amended and Restated Loan Note Facility Agreement will be deemed to be set out in full in this Agreement, but as if (to the extent used therein) references in these clauses to the Amended and Restated Loan Note Facility Agreement were references to this Agreement.
(c)References in this Agreement to the Loan Note Facility Agreement shall be construed as references to the form of the Loan Note Facility Agreement as at the date hereof and, following the occurrence of the Effective Date, such references shall be to the Amended and Restated Loan Note Facility Agreement.
(d)In this Agreement:
"Amended and Restated Loan Note Facility Agreement" means the Facilities Agreement as amended and restated by this Agreement in the form set out in SCHEDULE 2 (Amended and Restated Loan Note Facility Agreement).
"Effective Date" means the date of this Agreement.
"Party" means a party to this Agreement.
2AMENDMENT AND RESTATEMENT OF THE LOAN NOTE FACILITY AGREEMENT
1.1Amended and Restated Loan Note Facility Agreement
With effect from (and including) the Effective Date, the Loan Note Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in SCHEDULE 2 (Amended and Restated Loan Note Facility Agreement).
1.2Continuing Effect
Except as varied by the terms of this Agreement, the Loan Note Facility Agreement will remain in full force and effect and any reference in the Amended and Restated Loan Note Facility Agreement or any other Bridge Finance Document to the Loan Note Facility Agreement or to any provision of the Loan Note Facility Agreement will be construed as a reference to the Amended and Restated Loan Note Facility Agreement, or that provision, as amended and restated by this Agreement.
1.3Further Assurance
The Issuer shall (and shall procure that each of the Obligors shall), at the request of the Trustee and at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.
1.4Fees, costs and expenses
(a)The Issuer shall pay to the Trustee, the Security Agent and the other Finance Parties (as applicable) the amount of all costs and expenses (including legal fees subject to agreement of the scope and fees in respect of such arrangements, including without limitation any applicable caps) reasonably incurred by any of them in connection with the negotiation, preparation, execution and perfection of this Agreement and any other documents referred to in it (the "Amendment and Restatement Fees").
(b)The Amendment and Restatement Fees shall be paid on the Tranche 7 Payment Date by way of reduction in the amounts paid by the New Bridge Noteholders (2) to Issuer 2 (through the Trustee) in respect of their participation in the New Bridge Notes (2).
3REPRESENTATIONS
1.1Repeating Representations
Each Obligor makes each of the Repeating Representations on the date of this Agreement and on the Effective Date by reference to the facts and circumstances then existing, and references in the Repeating Representations to "Bridge Finance Document" shall be construed so as to include this Agreement and the Amended and Restated Loan Note Facility Agreement.
4GUARANTOR AND SECURITY CONFIRMATION
1.1Guarantee Confirmation
Each Original Obligor confirms that, with effect from (and including) the Effective Date, the guarantees and indemnities set out in Clause 10 (Guarantee and Indemnity) of the Amended and Restated Loan Note Facility Agreement shall:
(a)continue to apply in respect of the obligations of each Obligor under the Bridge Finance Documents; and
(b)extend to all new obligations of any Obligor under the Bridge Finance Documents arising from the amendments effected by this Agreement, subject only to the guarantee limitations set out in the Amended and Restated Loan Note Facility Agreement.
1.2Security Confirmation
Each Original Obligor confirms that, in addition and without limitation to any supplemental Transaction Security entered into in connection with the Third Subscription Agreement, with effect from (and including) the Effective Date, the liabilities and obligations arising under the Amended and Restated Loan Note Facility Agreement and the Bridge Finance Documents shall form part of (but do not limit) the "Secured Obligations" (or other similar term) as defined in each Transaction Security Document to which that Obligor is a party.
1.3No Novation
Each of the parties to this Agreement confirms that the amendment of the Loan Note Facility Agreement pursuant to this Agreement shall not constitute a novation of the Loan Note Facility Agreement and of the obligations of the Obligors under the Loan Note Facility Agreement or of the obligations of the Obligors under any other Bridge Finance Document.
5BABYLON GROUP HOLDINGS LIMITED AS ISSUER 2
On the Effective Date, Issuer 2 agrees that it shall become the issuer of the New Bridge Notes (2) under and pursuant to the terms Amended and Restated Loan Note Facility Agreement and undertakes to perform all the obligations expressed to be assumed by it under the Amended and Restated Loan Note Facility Agreement and any other Bridge Finance Document and agrees that it shall be bound by all the provisions of the Amended and Restated Loan Note Facility Agreement and any other Bridge Finance Document.
6MISCELLANEOUS

1.1Bridge Finance Documents
The Issuer and the Trustee designate this Agreement as a Bridge Finance Document.
1.2Counterparts
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.
7GOVERNING LAW AND ENFORCEMENT
1.1Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, construed and take effect in accordance with English law.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Issuer, Issuer 2 and the Original Obligors and is intended to be and is delivered by them as a deed on the date specified above and shall take effect as a deed notwithstanding the fact that the Trustee and the Security Agent have executed this Agreement under hand.

SCHEDULE 1
ORIGINAL OBLIGORS

Name of Original Obligor	Jurisdiction	Registration number (or equivalent, if any)
Babylon Holdings Limited	Jersey	115471
Babylon Partners Limited	England and Wales	14707874
Babylon Group Holdings Limited	England and Wales	14707874
Babylon Healthcare Inc.	Delaware, United States	7309557
Babylon Inc.	Delaware, United States	6861190

SCHEDULE 2
AMENDED AND RESTATED LOAN NOTE FACILITY AGREEMENT

SIGNATORIES
ISSUER

EXECUTED as a DEED by
BABYLON HOLDINGS LIMITED according to the laws of its jurisdiction
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

[Signature Page to Amendment and Restatement Agreement]

ISSUER 2

EXECUTED as a DEED by BABYLON GROUP HOLDINGS LIMITED and signed on its behalf by:
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

in the presence of: /s/ Covadonga Aristondo Cienfuegos
    ___________________________
    Witness

    Witness name: Covadonga Aristondo Cienfuegos    _______________________________
    Witness address: Marqués de Santa Cruz 14 33007 Oviedo    _______________________________
    Witness occupation: Accountant    _______________________________

[Signature Page to Amendment and Restatement Agreement]

ORIGINAL OBLIGORS

EXECUTED as a DEED by
BABYLON HOLDINGS LIMITED according to the laws of its jurisdiction
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

[Signature Page to Amendment and Restatement Agreement]

ORIGINAL OBLIGORS EXECUTED as a DEED by BABYLON PARTNERS LIMITED and signed on its behalf by:
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

in the presence of: /s/ Covadonga Aristondo Cienfuegos    _______________________________
    Witness

    Witness name: Covadonga Aristondo Cienfuegos
    Witness address: Marqués de Santa Cruz 14 33007 Oviedo
    Witness occupation: Accountant

[Signature Page to Amendment and Restatement Agreement]

ORIGINAL OBLIGORS EXECUTED as a DEED by
BABYLON HEALTHCARE INC. according to the laws of its jurisdiction
By: /s/ Paul-Henri Ferrand
_______________________________
Name: Paul-Henri Ferrand
Title: Director

[Signature Page to Amendment and Restatement Agreement]

ORIGINAL OBLIGORS

EXECUTED as a DEED by
BABYLON INC. according to the laws of its jurisdiction
By: /s/ Paul-Henri Ferrand
_______________________________
Name: Paul-Henri Ferrand
Title: Director

[Signature Page to Amendment and Restatement Agreement]

ORIGINAL OBLIGORS

EXECUTED as a DEED by BABYLON GROUP HOLDINGS LIMITED and signed on its behalf by:
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

in the presence of: /s/ Covadonga Aristondo Cienfuegos
    _______________________________
    Witness

    Witness name: Covadonga Aristondo Cienfuegos
    Witness address: Marqués de Santa Cruz 14 33007 Oviedo
    Witness occupation: Accountant

[Signature Page to Amendment and Restatement Agreement]

THE TRUSTEE
KROLL TRUSTEE SERVICES LIMITED

By: /s/ Sajdah Afzal
    ……………………………………..
Name:    Sajdah Afzal
Title:    Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]

THE SECURITY AGENT
KROLL TRUSTEE SERVICES LIMITED

By: /s/ Sajdah Afzal
    ……………………………………..
Name:    Sajdah Afzal
Title:    Authorised Signatory

[Signature Page to Amendment and Restatement Agreement]